EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended April 11, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (May 2009 – Apr 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.4%	-0.3%	-6.7%	-11.0%	-10.7%	-5.8%	-0.3%	-5.8%	10.4%	-28.8%	-0.5	-0.7
B**	0.4%	-0.4%	-6.9%	-11.5%	-11.3%	-6.3%	-1.0%	-6.3%	10.4%	-30.1%	-0.6	-0.8
Legacy 1***	0.5%	-0.3%	-6.1%	-9.1%	-8.7%	-3.9%	N/A	-3.9%	10.2%	-23.9%	-0.3	-0.5
Legacy 2***	0.5%	-0.3%	-6.2%	-9.3%	-9.0%	-4.2%	N/A	-4.2%	10.2%	-24.6%	-0.4	-0.5
Global 1***	0.5%	-0.2%	-6.1%	-8.8%	-8.0%	-4.7%	N/A	-4.7%	9.8%	-22.9%	-0.4	-0.6
Global 2***	0.5%	-0.3%	-6.1%	-9.0%	-8.2%	-5.0%	N/A	-5.0%	9.8%	-24.0%	-0.5	-0.6
Global 3***	0.4%	-0.3%	-6.6%	-10.4%	-9.7%	-6.6%	N/A	-6.6%	9.8%	-30.3%	-0.7	-0.8

S&P 500 Total Return Index****	-2.6%	-2.9%	-1.2%	16.0%	12.4%	18.3%	7.3%	18.3%	13.7%	-16.3%	1.3	2.2
Barclays Capital U.S. Long Gov Index****	1.8%	1.6%	8.7%	-6.3%	8.1%	6.3%	6.9%	6.3%	11.3%	-15.5%	0.6	1.0
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****												Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	29%					29%
Energy	11%	Long	Crude Oil	3.8%	Long	11%	Long	Crude Oil	3.8%	Long
			Natural Gas	2.2%	Long			Natural Gas	2.2%	Long
Grains/Foods	11%	Long	Soybeans	3.0%	Long	11%	Long	Soybeans	3.0%	Long
			Corn	2.0%	Long			Corn	2.0%	Long
Metals	7%	Long	Aluminum	1.0%	Long	7%	Long	Aluminum	1.1%	Long
			Copper LME	1.0%	Short			Copper LME	1.0%	Short
FINANCIALS	71%					71%
Currencies	35%	Short $	British Pound	5.2%	Long	35%	Short $	British Pound	5.2%	Long
			Euro	5.0%	Long			Euro	5.0%	Long
Equities	14%	Long	S&P 500 Index	2.1%	Long	14%	Long	S&P 500 Index	2.1%	Long
			DAX Index	1.8%	Long			DAX Index	1.7%	Long
Fixed Income	22%	Long	Bunds	4.5%	Long	22%	Long	Bunds	4.5%	Long
			U.S. Treasury Bonds	3.2%	Long			U.S. Treasury Bonds	3.3%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas prices rose more than 4% after the U.S. Energy Information Administration reported a smaller-than-expected increase in supplies.  Crude oil prices increased as geopolitical tensions concerning the ongoing crisis in Ukraine raised fears of potential supply disruptions.

Grains/Foods
Coffee prices surged by more than 8% due to weak supply forecasts for Arabica beans, the world’s most popular coffee bean, fostered by extended droughts in Brazil. Sugar prices declined by more than 3% on weak demand from bulk buyers and excess supplies.

Metals
Precious metal markets rallied as demand for safe-haven assets increased due to weakness in the global equities markets and rising geopolitical tensions.  Nickel prices moved more than 6% higher as new Indonesian export regulations threatened global supplies.

Currencies
The Japanese yen appreciated against counterparts after the Bank of Japan decided not to expand its monetary easing initiatives.  Comments from the Federal Reserve, which suggested potential for further quantitative easing, also supported the yen.  The Australian dollar rose after employment data confirmed Australia’s economy is improving.

Equities	Global equities markets fell because of concerns surrounding instability in Ukraine and on disappointing earnings reports from several major U.S. corporations.
Fixed Income	Prices for U.S. Treasury bonds and German Bunds rose as demand for safe-haven assets increased amidst falling global equities indices and ongoing geopolitical turmoil.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.